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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders of Aquila, Inc.:

We consent to the incorporation by reference into the company's previously filed Registration Statements on Form S-3 (Nos. 333-88280 and 333-67822) and on Form S-8 (Nos. 333-92294, 333-68042, 333-68040, 333-68044, 333-67820, 333-66233, 033-45525, 033-50260, 033-52094, 333-19671, 333-91305, 333-94955, 333-30742, 333-29819 and 333-77703) of our report dated March 9, 2004, with respect to the consolidated balance sheets of Aquila, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003, Annual Report on Form 10-K of Aquila, Inc.

Our report refers to the change in the company's method of accounting for asset retirement obligations.

/s/ KPMG, LLP

Kansas City, Missouri
March 9, 2004

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS